Shareholder Voting Results (Unaudited)

At a special meeting held on September 11, 2009 and adjourned to September 25, 2009 for the Government
Fund, the shareholders of the Money market Funds voted on a proposal to approve an amendment tot eh investment advisory agreement that would increase the management fee payable by the Money Market Funds to the Advisor for its investment advisory services.
The results of the voting were as follows:

Government Fund
		Number of Shares Voted	% of Outstanding
Shares	% Shares Present
Yes		1,029,023,164.07		51.36%
	63.23%
No 		569,508,287.75		28.43%
	35.00%
Abstain	28,785,646.88			1.44%
		1.77%
Total		1,627,317,098.70		81.23%
	100.00%

Government II Fund
		Number of Shares Voted	% of Outstanding
Shares	% Shares Present
Yes		1,227,988,443.27		66.66%
	85.04%
No 		202,193,937.95		10.98%
	14.00%
Abstain	13,896,194.03			0.75%
		0.96%
Total		1,444,078,575.25		78.39%
	100.00%

Money Market Fund
		Number of Shares Voted	% of Outstanding
Shares	% Shares Present
Yes		249,302,016.13		43.28%
	82.08%
No 		52,521,157.48			9.12%
		17.29%
Abstain	1,897,269.04			0.33%
		0.63%
Total		303,720,442.65		52.73%
	100.00%

Treasury Fund
		Number of Shares Voted	% of Outstanding
Shares	% Shares Present
Yes		502,162,929.13		50.09%
	90.67%
No 		40,317,647.65			4.02%
		7.28%
Abstain	11,364,857.95			1.14%
		2.05%
Total		553,845,434.73		55.25%
	100.00%

Treasury II Fund
		Number of Shares Voted	% of Outstanding
Shares	% Shares Present
Yes		438,275,484.05		54.42%
	93.90%
No 		25,846,681.76			3.21%
		5.54%
Abstain	2,635,605.44			0.33%
		0.56%
Total		1,627,317,098.70		57.96%
	100.00%

Prime Obligation Fund
		Number of Shares Voted	% of Outstanding
Shares	% Shares Present
Yes		1,977,390,301.22		56.81%
	96.78%
No 		64,835,885.31			1.86%
		3.17%
Abstain	966,022.69			0.03%
	0.05%
Total		2,043,192,209.22		58.70%
	100.00%